[CHIRON LETTERHEAD]

                                                     Direct Dial: (510) 923-2905
                                                     Law Department

December 6, 2000



VIA FACSIMILE AND FEDERAL EXPRESS
212-830-2495

Novartis Corporation
564 Morris Avenue
Summit, NJ 07901

Attn:    Jeff Benjamin
         Vice President and Associate
         General Counsel


Dear Sirs:

This letter confirms the agreement between Chiron Corporation ("Chiron") on behalf of itself and its wholly-owned subsidiary Chiron SpA, on the none hand, and Novartis Corporation ("Novartis") to amend that certain Limited Liability Company Agreement between them, dated as of December 28,1995,as amended (the "LLC Agreement") in certain respects. Terms not defined in this letter shall have the meanings set forth in the LLC Agreement.

1. Section 2.3.1 of the LLC Agreement shall be amended to extend the date through which Chiron may sell Units of Membership Interest to Novartis from December 31, 2000 to December 31 2001 and thereby extending the period of time within which Chiron may apply the proceeds of the sale of such Units to offset the R&D Costs of the Funded Projects.

2.   Section 2.3.3 of the LLC agreement shall be amended to replace subsection
     (f) with the following:

" (f) in 2000, any unused portion of the funding limit for 1999, but in no event more than Nineteen million three hundred thousand dollars (US $19,300,000) and
(g) in 2001, any unused portion of the funding limit for 2000, but in no event more than Twelve million one hundred thousand dollars (US $12,100,000) so that the total funding amount does not exceed Two hundred sixty five million dollars (US $265,000,000)."

If the foregoing accurately reflects our understanding effective as of the date of this letter, please sign and return one copy to me.

Very truly yours
CHIRON CORPORATION

     /s/ William G. Green
By:  William G. Green
     Senior Vice President and General Counsel





Agreed:
NOVARTIS CORPORATION



By:   /s/ Jeff Benjamin

Its:  Vice President & Associate General Counsel


cc:  Herbert Gut
     Joseph Mamie